EXHIBIT 1.1

                       VAN KAMPEN EQUITY OPPORTUNITY TRUST
                                   SERIES 112
                                 TRUST AGREEMENT

                              Dated: July 28, 1998

         This Trust Agreement among Van Kampen Funds Inc., as Depositor, American Portfolio Evaluation Services, a division of Van Kampen Investment Advisory Corp., as Evaluator, Edward D. Jones & Company, as Supervisory Servicer, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Van Kampen Equity Opportunity Trust, Series 87 and Subsequent Series, Standard Terms and Conditions of Trust, Effective January 27, 1998" (herein called the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                                WITNESSETH THAT:

         In consideration of the premises and of the mutual agreements herein contained, the Depositor, Evaluator, Supervisory Servicer and Trustee agree as follows:

                                     PART I
                     STANDARD TERMS AND CONDITIONS OF TRUST

         Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                     PART II
                      SPECIAL TERMS AND CONDITIONS OF TRUST

         The following special terms and conditions are hereby agreed to:

                    1. The Securities defined in Section 1.01(24), listed in the Schedule hereto, have been deposited in trust under this Trust Agreement.

                    2. The fractional undivided interest in and ownership of each Trust represented by each Unit is an amount the numerator of which is one and the denominator of which is the amount set forth under "Summary of Essential Financial Information - Initial Number of Units" in the Prospectus. Such fractional undivided interest may be (a) increased by the number of any additional Units issued pursuant to
         Section 2.03, (b) increased or decreased in connection with an adjustment to the number of Units pursuant to Section 2.03, or (c) decreased by the number of Units redeemed pursuant to Section 5.02.

            3. The terms "Capital Account Record Date" and "Income Account Record Date" shall mean the "Record Dates" set forth under "Summary of Essential Financial Information" in the Prospectus.

            4. The terms "Capital Account Distribution Date" and "Income Account Distribution Date" shall mean the "Distribution Dates" set forth under "Summary of Essential Financial Information" in the Prospectus.

            5. The term "Mandatory Termination Date" shall mean the "Mandatory Termination Date" set forth under "Summary of Essential Financial Information" in the Prospectus.

         6. Section 1.01 (1), (3) and (4) shall be replaced in their entirety by the following:

                           (1) "Depositor" shall mean Van Kampen Funds Inc. and its successors in interest, or any successor depositor appointed as hereinafter provided.

                           (3) "Evaluator" shall mean American Portfolio Evaluation Services (a division of a Van Kampen Investment Advisory Corp.) and its successors in interest, or any successor evaluator appointed as hereinafter provided.

                           (4) The term "Supervisory Servicer" shall mean Edward Jones & Company and its successors in interest, or any successor portfolio supervisor as hereinafter provided.

            7. Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust and subject to the requirements set forth in this paragraph, unless the Prospectus otherwise requires, the Sponsor may, on any Business Day (the "Trade Date"), subscribe for additional Units as follows:

         IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed and their corporate seals to be hereto affixed and attested; all as of the day, month and year first above written.

                                        Van Kampen Funds Inc.

                                        By  JAMES J. BOYNE
                                            Vice President
Attest:

By  NICHOLAS DALMASO
    Assistant Secretary

        American Portfolio Evaluation Services, a division of Van Kampen
                            Investment Advisory Corp.

                                        By  JAMES BOYNE
                                            Vice President
Attest

By  NICHOLAS DALMASO
    Assistant Secretary
                                        Edward D. Jones & Company

                                        By  TIMOTHY J. MCCOY
                                            Principal
Attest

By  KEVIN N. FLATT
    Principal

                                         The Bank of New York

                                         By  JEFFREY COHEN
                                             Vice President
Attest

By  ROBERT WEIR
    Assistant Treasurer

                          SCHEDULE A TO TRUST AGREEMENT
                         SECURITIES INITIALLY DEPOSITED

                                       IN

                 VAN KAMPEN EQUITY OPPORTUNITY TRUST, SERIES 112

         (Note: Incorporated herein and made a part hereof is the "Portfolio" as set forth in the Prospectus.)